Exhibit 10.10
AMENDMENT OF LEASE
     THIS AGREEMENT, made this 14th day of Sept. 2009 between the REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, a Pennsylvania nonprofit corporation having its principal office in the City of Pittsburgh, Allegheny County, Pennsylvania hereinafter called (“Landlord”), and TOLLGRADE COMMUMCATIONS, INC., a Pennsylvania corporation, hereinafter called (“Tenant”).
     WHEREAS, the parties hereto previously entered into a Lease, dated August 31, 2005 as extended by Renewal Notice letter dated December 14, 2006, and an Amendment of Lease dated May 22, 2009 (collectively the “Lease”), for occupancy within the 111,600 square foot building known as Harmar Industrial Building, 493 Nixon Road, Cheswick, Pennsylvania 15024 (the “Premises”) in the County of Allegheny, Pennsylvania, and
     WHEREAS, the parties hereto desire to amend the Lease as hereinafter set forth; and
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
1. The foregoing preamble clauses are incorporated herein by reference thereto.
2. Lease Section 3, Term, is changed to extend the term of the lease beyond the current expiration date of March 31, 2010. The extended term shall begin April 1, 2010, continue for a period of twelve (12) months, and terminate on March 31, 2011.
3. Lease Section 3.2.1, Renewal Term, is changed to provide Tenant with the Option to Renew the Lease for a period of one (l) year commencing April 1, 2011 and expiring March 31, 2012 (the “Renewal Term”), provided: (i) that this Lease is in full force and effect immediately prior to the date of the commencement of the Renewal Term; and (ii) that there is no then-existing Event of Default under any of the provisions of the Lease.

4. Lease Section 4.1.1, Initial Term Base Rent, shall reflect that the Tenant’s monthly base rental amount of $35,572.50 will continue through March 31, 2010. Beginning April 1, 2010 and continuing through March 31, 2011, the new monthly base rental amount shall be TWENTY-SEVEN THOUSAND EIGHTY-THREE and 33/100 DOLLARS ($27,083.33).
5. Lease Section 4.1.2, Renewal Term Base Rent, shall reflect the Tenant’s monthly base rental amount during the Renewal Term shall be TWENTY-EIGHT THOUSAND EIGHT HUNDRED THIRTY AND 00/100 DOLLARS ($28,830.00).
     Except as amended hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment of Lease to be duly executed the day and year first above written.

Attest:	REGIONAI INDUSTRIAL DEVELOPMENT
CORPORATIONOF SOUTHWESTERN
PENNSYLVANIA

/s/David P. Myron VP & Treasurer	By	/s/Donald F. Smith, Jr. Donald F. Smith, Jr., President

(CorporateSeal)

Attest:	TOLLGRADE COMMUNICATIONS, INC.

/s/Jennifer M. Reinke	By	/s/Sara M. Antol

	Title:	Secretary & G.C.
(Corporate Seal)